Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2019 RESULTS

Third-Quarter 2019 Highlights

–	Total Revenues Rise Nearly 34%; Net Income More than Triples
–	Same-Store Revenues, Adjusted EBITDAR, Margins Increase Companywide
–	Las Vegas Locals Achieves Highest Revenue, Adjusted EBITDAR Growth of 2019
–	Newly Acquired Properties Post Strong Improvements in Adjusted EBITDAR, Margins

LAS VEGAS - OCTOBER 22, 2019 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2019.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “In the third quarter, our diversified nationwide portfolio continued to deliver growth in same-store revenues, Adjusted EBITDAR and margins, led by another outstanding quarter by our Las Vegas Locals business. Our newly acquired properties produced strong results under our ownership, with Adjusted EBITDAR growth of nearly 6% and margin improvement of more than 200 basis points on a combined basis. And we substantially expanded our sports-betting partnership with FanDuel Group, opening sports books at four new locations in the Midwest while successfully launching a market-leading mobile betting app in Pennsylvania. Our Company continues to deliver strong operating results, and we remain focused on executing a disciplined, balanced approach to creating long-term shareholder value.”

Boyd Gaming reported third-quarter revenues of $819.6 million, up from $612.2 million in the third quarter of 2018. The Company reported net income of $39.4 million, or $0.35 per share, for the third quarter of 2019, compared to $11.8 million, or $0.10 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $213.5 million in the third quarter of 2019, increasing from $148.8 million in the third quarter of 2018. Adjusted Earnings(1) for the third quarter of 2019 were $44.8 million, or $0.39 per share, compared to Adjusted Earnings of $26.7 million, or $0.23 per share, for the same period in 2018.

Results for the third quarter of 2019 include $212.9 million in revenues and $62.1 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; and Valley Forge Casino Resort, acquired by the Company on September 17, 2018. Third-quarter 2018 results included $5.8 million in revenues and $1.1 million in Adjusted EBITDAR from Valley Forge.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals

In the Las Vegas Locals segment, third-quarter 2019 revenues were $213.3 million, up 2.2% from $208.8 million in the year-ago quarter. Third-quarter 2019 Adjusted EBITDAR increased 6.7% to $64.1 million, up from $60.0 million in the third quarter of 2018.

The Las Vegas Locals segment achieved its highest third-quarter Adjusted EBITDAR since 2005, led by record performances at The Orleans and Aliante. Adjusted EBITDAR growth was driven by broad-based increases in gaming and hotel revenues, as well as margin improvement of nearly 130 basis points.

Downtown Las Vegas

In the Downtown Las Vegas segment, revenues were $60.6 million in the third quarter of 2019, up 2.5% from $59.2 million in the year-ago period. Adjusted EBITDAR was a third-quarter record $11.9 million, an increase of 4.7% from $11.4 million in the third quarter of 2018.

The segment delivered record results for the fourth consecutive quarter despite disruption from construction near the Company's downtown properties. Results benefitted from continued strength in the Company's Hawaiian customer segments, as well as strong pedestrian traffic throughout the downtown area.

Midwest & South

In the Midwest & South segment, revenues were $545.7 million, up from $344.3 million in the third quarter of 2018. Adjusted EBITDAR was $156.2 million, compared to $97.8 million in the year-ago period. Results for the segment include contributions from the Company’s newly acquired properties.

On a combined basis, the Company's five newly acquired properties delivered Adjusted EBITDAR growth of nearly 6%, as operating margins improved more than 200 basis points from their standalone results in the prior year. Same-store results were negatively impacted by flooding and property closures caused by tropical storms along the Gulf Coast in July and September. Absent these weather impacts, same-store results in the segment slightly exceeded the prior-year performance.

Balance Sheet Statistics

As of September 30, 2019, Boyd Gaming had cash on hand of $235.1 million, and total debt of $3.85 billion.

Full-Year 2019 Guidance

For the full year 2019, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDAR of $885 million to $910 million.

Conference Call Information

Boyd Gaming will host a conference call to discuss its third-quarter 2019 results today, October 22, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 8971960. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/31839.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, October 22, beginning at 7:00 p.m. Eastern and continuing through Tuesday, October 29, at 11:59 p.m. Eastern. The conference number for the replay will be 10135562. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2019	2018	2019	2018
Revenues
Gaming	$613,487	$446,760	$1,867,399	$1,335,011
Food & beverage	108,069	86,006	331,206	259,006
Room	60,705	47,984	179,046	145,330
Other	37,307	31,446	115,337	95,760
Total revenues	819,568	612,196	2,492,988	1,835,107
Operating costs and expenses
Gaming	276,302	197,435	835,511	580,461
Food & beverage	101,981	82,179	307,609	246,488
Room	28,393	22,288	83,074	64,875
Other	23,526	21,149	72,154	63,599
Selling, general and administrative	116,899	88,054	349,011	263,678
Master lease rent expense (b)	24,665	—	73,058	—
Maintenance and utilities	41,351	32,927	119,158	89,526
Depreciation and amortization	65,092	54,688	200,396	159,887
Corporate expense	21,411	25,055	79,501	74,975
Project development, preopening and writedowns	5,297	18,588	14,243	27,829
Impairment of assets	—	—	—	993
Other operating items, net	1,260	265	1,564	2,196
Total operating costs and expenses	706,177	542,628	2,135,279	1,574,507
Operating income	113,391	69,568	357,709	260,600
Other expense (income)
Interest income	(434)	(2,189)	(1,356)	(3,168)
Interest expense, net of amounts capitalized	59,661	54,670	182,224	143,888
Loss on early extinguishments and modifications of debt	242	—	750	61
Other, net	113	16	(227)	(388)
Total other expense, net	59,582	52,497	181,391	140,393
Income before income taxes	53,809	17,071	176,318	120,207
Income tax provision	(14,404)	(5,234)	(42,978)	(28,373)
Income from continuing operations, net of tax	39,405	11,837	133,340	91,834
Income from discontinued operations, net of tax	—	—	—	347
Net income	$39,405	$11,837	$133,340	$92,181

Basic net income per common share
Continuing Operations	$0.35	$0.10	$1.18	$0.81
Discontinued Operations	—	—	—	—
Basic net income per common share	$0.35	$0.10	$1.18	$0.81
Weighted average basic shares outstanding	113,526	114,410	113,395	114,443

Diluted net income per common share
Continuing Operations	$0.35	$0.10	$1.17	$0.80
Discontinued Operations	—	—	—	—
Diluted net income per common share	$0.35	$0.10	$1.17	$0.80
Weighted average diluted shares outstanding	113,971	115,070	113,879	115,147

__________________________________________

(a) The condensed consolidated statements include the financial results of Lattner Entertainment, acquired on June 1, 2018, Valley Forge Casino Resort, acquired on September 17, 2018, and Ameristar Casino Kansas City, Ameristar Casino St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018 (collectively, the “Acquired Businesses”), for periods subsequent to their respective dates of acquisition. See Boyd Gaming’s Form 10-K for the period ended December 31, 2018, for further information regarding the Acquired Businesses.

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income (a)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Total Revenues by Reportable Segment
Las Vegas Locals	$213,286	$208,781	$657,084	$650,930
Downtown Las Vegas	60,624	59,163	188,116	180,833
Midwest & South	545,658	344,252	1,647,788	1,003,344
Total revenues	$819,568	$612,196	$2,492,988	$1,835,107

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$64,062	$60,021	$209,745	$201,299
Downtown Las Vegas	11,903	11,368	42,830	38,129
Midwest & South	156,202	97,837	477,737	290,593
Property Adjusted EBITDAR	232,167	169,226	730,312	530,021
Corporate expense, net of share-based compensation expense (b)	(18,658)	(20,475)	(61,182)	(57,375)
Adjusted EBITDAR	213,509	148,751	669,130	472,646
Master lease rent expense (c)	(24,665)	—	(73,058)	—
Adjusted EBITDA	188,844	148,751	596,072	472,646

Other operating costs and expenses
Deferred rent	245	275	734	825
Depreciation and amortization	65,092	54,688	200,396	159,887
Share-based compensation expense	3,559	5,367	21,426	20,316
Project development, preopening and writedowns	5,297	18,588	14,243	27,829
Impairment of assets	—	—	—	993
Other operating items, net	1,260	265	1,564	2,196
Total other operating costs and expenses	75,453	79,183	238,363	212,046
Operating income	113,391	69,568	357,709	260,600
Other expense (income)
Interest income	(434)	(2,189)	(1,356)	(3,168)
Interest expense, net of amounts capitalized	59,661	54,670	182,224	143,888
Loss on early extinguishments and modifications of debt	242	—	750	61
Other, net	113	16	(227)	(388)
Total other expense, net	59,582	52,497	181,391	140,393
Income before income taxes	53,809	17,071	176,318	120,207
Income tax provision	(14,404)	(5,234)	(42,978)	(28,373)
Income from continuing operations, net of tax	39,405	11,837	133,340	91,834
Income from discontinued operations, net of tax	—	—	—	347
Net income	$39,405	$11,837	$133,340	$92,181

__________________________________________

(a) The supplemental information includes the financial results of the Acquired Businesses, which are included in the Midwest & South segment, for periods subsequent to their respective dates of acquisition.

(b) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Corporate expense as reported on Condensed Consolidated Statements of Operations	$21,411	$25,055	$79,501	$74,975
Corporate share-based compensation expense	(2,753)	(4,580)	(18,319)	(17,600)
Corporate expense, net, as reported on the above table	$18,658	$20,475	$61,182	$57,375

(c) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share (a)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2019	2018	2019	2018
Net income	$39,405	$11,837	$133,340	$92,181
Less: income from discontinued operations, net of tax	—	—	—	(347)
Income from continuing operations, net of tax	39,405	11,837	133,340	91,834

Pretax adjustments:
Project development, preopening and writedowns	5,297	18,588	14,243	27,829
Impairment of assets	—	—	—	993
Other operating items, net	1,260	265	1,564	2,196
Loss on early extinguishments and modifications of debt	242	—	750	61
Other, net	113	16	(227)	(388)
Total adjustments	6,912	18,869	16,330	30,691

Income tax effect for above adjustments	(1,494)	(4,038)	(3,484)	(6,612)
Adjusted earnings	$44,823	$26,668	$146,186	$115,913

Net income per share, diluted	$0.35	$0.10	$1.17	$0.80
Less: income from discontinued operations per share	—	—	—	—
Income from continuing operations per share	0.35	0.10	1.17	0.80
Pretax adjustments:
Project development, preopening and writedowns	0.04	0.16	0.12	0.24
Impairment of assets	—	—	—	0.01
Other operating items, net	0.01	—	0.01	0.02
Loss on early extinguishments and modifications of debt	—	—	0.01	—
Other, net	—	—	—	—
Total adjustments	0.05	0.16	0.14	0.27

Income tax effect for above adjustments	(0.01)	(0.03)	(0.03)	(0.06)
Adjusted earnings per share, diluted	$0.39	$0.23	$1.28	$1.01

Weighted average diluted shares outstanding	113,971	115,070	113,879	115,147

__________________________________________

(a) The supplemental information includes the financial results of the Acquired Businesses for periods subsequent to their respective dates of acquisition.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: that the Company continues to deliver strong operating results, and remains focused on executing a disciplined, balanced approach to creating long-term shareholder value, and all of the statements under the heading “Full-Year 2019 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, 815 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.